Exhibit 3.1

THIRD

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

KENEXA CORPORATION

A Business-Stock Domestic Corporation

In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa.C.S. §1911 et seq. (relating to amendment of articles of incorporation), the corporation hereby desires to amend and restate its Articles of Incorporation (the “Articles” or the “Articles of Incorporation”) in their entirety as follows:

ARTICLE ONE

The name of the corporation is: Kenexa Corporation (the “Corporation”).

ARTICLE TWO

The location and address of this corporation’s initial registered office in this Commonwealth of Pennsylvania and the county of venue is: 170 South Warner Road, Suite 110, Wayne, PA 19087, Montgomery County.

ARTICLE THREE

The corporation is incorporated under the provisions of the Business Corporation Law of 1988. (15 Pa. C.S. §§ 1101 et seq.)

ARTICLE FOUR

A. AUTHORIZED SHARES

The authorized capital stock of the Corporation shall consist of the following: (i) One Hundred Million shares (100,000,000) of Class A Common Stock, $.01 par value (the “Class A Common”), (ii) Two Hundred Thousand shares (200,000) of Class B Common Stock, $.01 par value (the “Class B Common”), (iii) Two Million shares (2,000,000) of Class C Common Stock, $.01 par value (the “Class C Common”, and together with the Class A Common and the Class B Common, the “Common Stock”), (iv) Thirty Thousand shares (30,000) of Series A Redeemable Participating Preferred Stock, $.01 par value, (the “Series A Preferred Stock”), (v) Twelve Thousand Forty Two shares (12,042) of Series B Redeemable Participating Preferred Stock, $.01 par value (the “Series B Preferred Stock”) and (vi) One Hundred Thousand shares (100,000) of undesignated preferred stock, $.01 par value, the rights and preferences of which may be designated by the Board of Directors (the “Undesignated Preferred Stock,” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”).

B. DEFINITIONS AND PROVISIONS OF GENERAL APPLICABILITY

B.1.	Definitions. For purposes of these Articles, the following terms shall have the following meanings:

B.1.1.	“Acquisition” shall mean a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Class A Common shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or a sale of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation, or a sale of a majority of the outstanding Common Stock in one transaction or a series of related transactions. For purposes of these Articles of Incorporation: (i) a sale of all or substantially all of the assets of the Corporation shall be deemed to be involved where (x) the Corporation or its subsidiaries sell assets comprising at least 85% of the Corporation’s total assets on a consolidated basis, or (y) the Corporation or its subsidiaries sell assets which generate more than 50% of the revenues of the Corporation on a consolidated basis, in each case measured by reference to the consolidated financial statements of the Corporation for the most recently completed fiscal quarter; and (ii) the Corporation’s total assets on a consolidated basis shall be deemed to include all of the Corporation’s and its subsidiaries’ properties, rights and assets, whether real or personal and whether tangible or intangible.

B.1.2.	“Amended December 1999 Purchase Agreement” shall mean the Class B Common Stock and Warrant Purchase Agreement by and among Parthenon Investors, L.P., PCIP Investors, JMH Partners Corp., Shad Run Investments, L.P., TSG Co-Investors, LLC, The Shattan Group, LLC, Thomas A. Shattan, Gregory E. Mendal, and Kevin Fechtmeyer dated December 16, 1999 as amended by Amendment No. 1 dated February 8, 2001.

B.1.3.	“Class B Adjustment Factor” shall mean, with respect to any issuance of additional shares of Class A Common (within the meaning of Section 4.4(b) of Part C of these Articles) which results in an adjustment under the provisions of Section 4.4(b) of Part C of these Articles, one divided by the Fraction resulting from the application of Section 4.4 of Part C of these Articles to such issuance.

B.1.4.	“Class C Adjustment Factor” shall mean, with respect to any issuance of additional shares of Class A Common (within the meaning of Section 5.4(c) of Part C of these Articles) which results in an adjustment under the provisions of Section 5.4(c) of Part C of these Articles of the Class C Adjustment Factor, (A) one divided by the Class C Fraction resulting from the application of Section 5.4(c)(1) of Part C of these Articles, (B) one divided by the product of the Step-1 Class C Fraction and the Step-2 Class C Fraction from the application of Section 5.4(c)(2) of Part C of these Articles or (C) one divided by the Class C2 Fraction resulting from the application of Section 5.4(c)(3) of Part C of these Articles.

B.1.5.	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common.

B.1.6.	“Event of Default” shall mean an event of default under any loan agreement providing for the borrowing of funds by the Corporation or its subsidiaries from any lender (i) under which at least $250,000 is outstanding, or (ii) which is a committed facility under which the sum of the amount outstanding plus the remaining amount that the Corporation has the right to borrow is at least $1 million.

B.1.7.	“Excluded Options” shall mean rights, warrants and options granted to employees, officers, directors or consultants of the Corporation of any subsidiary thereof pursuant to any stock option plan or agreement adopted by the Board of Directors.

B.1.8.	“Initial Public Offering” shall mean the consummation of an initial offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

B.1.9.	“IPO Value” shall mean, on any date of determination, the value of each share of Class A Common Stock which could have been obtained in an Initial Public Offering (if such Initial Public Offering had then occurred and been consummated) of such Class A Common Stock (before reduction for underwriting discounts and commissions and offering expenses) using valuation techniques then prevailing in the securities industry for similar companies in the same industry as the Corporation and determined in accordance with the Valuation Procedure.

B.1.10.	“Liquidity Event” shall mean (1) an Acquisition, (2) a liquidation, dissolution or winding up of the Corporation, and (3) a Qualified Public Offering.

B.1.11.	“Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

B.1.12.	“Original Issue Date” shall mean February 8, 2001.

B.1.13.	“Prime Rate” shall mean for any day, the prime rate as published in the Wall Street Journal on such day, or if not published therein on such day, on the most recent day prior thereto on which the prime rate is published in the Wall Street Journal.

B.1.14.	“Qualified Public Offering” means an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the federal Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock for the account of the Corporation in which the aggregate proceeds exceed $25,000,000 and immediately after which the Corporation’s outstanding capital stock has an aggregate market value of at least $100,000,000.

B.1.15.	“Third Parthenon Agreement” shall mean the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of February 8, 2001, by and among the Corporation, Parthenon Investors, L.P., and PCIP Investors.

B.1.16.	“Valuation Procedure” shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Corporation and the applicable shareholders) made (i) by agreement among the Corporation and the holders of a majority of the Class C Common within 10 days following the event requiring such determination; or (ii) in the event the Corporation and the holders of a majority of the Class C Common cannot reach an agreement with respect to such amount or value within such 10-day period, such holders shall within 5-days of the expiration of such 10-day period suggest three investment banking firms in writing, from which the Corporation shall select one within 3-days after the holders have made the suggestion of three investment banking firms (the selected firm being the “Arbitrator”). The Arbitrator shall be instructed to determine the amount or value required to be determined in accordance with Section 8.3 of Part C of these Articles within 20 days from the date of selection of the Arbitrator. The expenses of any such Arbitrator shall be shared equally by the Corporation and the holders of Class C Common affected by such determination.

B.1.17.	“Wafra Purchase Agreement” shall mean the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of February 8, 2001, by and between the Corporation and Wafra Acquisition Fund 14, L.P.

B.1.18.	“Westbury Purchase Agreement” shall mean the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of March 29, 2001, by and between the Corporation and Westbury Equity Partners SBIC, L.P.

B.2.	Wherever in these Articles provision is made for the issuance of securities to any person or entity, unless a registration statement with respect thereto under the Securities Act of 1933 and applicable state securities laws is in effect at the time of such issuance, the issuance shall not occur unless the Corporation reasonably determines that the issuance may take place pursuant to an exemption from registration under the Securities Act and applicable state securities laws. In order to secure such an exemption, the Corporation may require any person receiving such securities to execute and deliver investment representations in form and substance customarily used in private placements and to deliver additional documentation reasonably requested by the Corporation, and the Corporation may place a restrictive legend on the certificates evidencing such securities.

C. COMMON STOCK

C.1.	Dividends and Distributions

C.1.1.	Class A Common Stock Dividends. Subject to the provisions of law and these Articles of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor, at such times and in such amounts as the Board of Directors in its sole discretion may determine.

C.1.2.	Class B Common Stock Dividends. Subject to the provisions of law and these Articles of Incorporation, in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Class A Common (other than a stock dividend on the Class A Common payable solely in the form of additional shares of Class A Common), the holders of the Class B Common shall be entitled to the amount of dividends per share of Class B Common that would be payable on the number of shares of Class A Common into which each share of Class B Common held by each holder is then convertible, such number determined as of the record date for the determination of holders of Class A Common entitled to receive such dividend. No dividend shall be paid on the Class A Common or on any other class or series of capital stock in respect of the entitlement of any such class or series to share in dividends paid on the Class A Common unless dividends are simultaneously paid on the Class B Common in accordance with the preceding sentence.

C.1.3.	Class C Common Stock Dividends. Subject to the provisions of law and these Articles of Incorporation, in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Class A Common (other than a stock dividend on the Class A Common payable solely in the form of additional shares of Class A Common), the holders of the Class C Common shall be entitled to the amount of dividends per share of Class A Common that would be payable on the number of shares of Class A Common into which each share of Class C Common held by each holder is then convertible, such number determined as of the record date for the determination of holders of Class A Common entitled to receive such dividend. No dividend shall be paid on the Class A Common or on any other class or series of capital stock in respect of the entitlement of any such class or series to share in dividends paid on the Class A Common unless dividends are simultaneously paid on the Class C Common in accordance with the preceding sentence.

C.1.4.	Record Date for Dividends. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Common Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the date fixed for the payment thereof.

C.2.	Liquidation, Dissolution or Winding-Up

C.2.1.	Liquidating Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Common Stock, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed to the respective holders of the Common Stock ratably in proportion to the number of shares of Class A Common they then hold or into which their Class B Common or Class C Common then is convertible.

C.2.2.	Distributions Other Than Cash. The amount deemed distributed to the holders of Common Stock upon any liquidation, dissolution, or winding-up shall be the cash or the fair market value of the property, rights, or securities distributed to such holders by the acquiring person, firm, or other entity. The value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation.

C.3.	Voting Rights. Except as otherwise required by law, as provided in Section 6 hereof, or, with respect to any series of Preferred Stock, the holders of the Common Stock shall have the following respective voting rights:

C.3.1.	Class A Common Voting Rights. The holders of Class A Common shall be entitled to one vote per share of Class A Common Stock for the election of directors and on all other matters for which a vote of common stockholders is required.

C.3.2.	Class B Common Voting Rights. Each holder of shares of Class B Common shall be entitled to notice of any stockholders’ meeting and to vote together with the Class A Common on any matters on which the Class A Common may be voted (other than elections of directors). Each share of Class B Common shall be entitled to a number of votes equal to the number of shares of Class A Common into which such share of Class B Common is then convertible (as adjusted from time to time in the manner set forth herein). In addition, the holders of the Class B Common shall vote as a separate class with respect to any matter or proposed action as to which applicable law or these Articles of Incorporation requires the vote, consent, or approval of the holders of the Class B Common as a separate class. The Class B Common shall not be entitled to be voted in elections of directors.

C.3.3.

Class C Common Voting Rights. Each holder of shares of Class C Common shall be entitled to notice of any stockholders’ meeting and to vote together with the Class A Common on any matters on which the Class A Common may be voted (other than elections of directors). Each share of Class C Common shall be entitled to a number of votes equal to the number of shares of Class A Common into which such share of Class C Common is then convertible (as adjusted from time to time in the manner set forth herein). In addition, the holders of the Class

C Common shall vote as a separate class with respect to any matter or proposed action as to which applicable law or these Articles of Incorporation requires the vote, consent, or approval of the holders of the Class C Common as a separate class. The Class C Common shall not be entitled to be voted in elections of directors.

C.3.4.	Class A Warrant Voting Rights. To the extent permitted by law, the holders of the Corporation’s Class A Warrants for the purchase of Class A Common shall be entitled to notice of any stockholders’ meeting and to vote on any matters on which the Class A Common may be voted (other than elections of directors). Each Class A Warrant shall be entitled to a number of votes equal to the number of whole shares of Class A Common into which such Class A Warrant is then exercisable (as adjusted from time to time in the manner set forth in the Class A Warrant).

C.3.5.	Non-Cumulative Voting. All voting for election of directors shall be non-cumulative.

C.4.	Conversion of Class B Common. The holders of the Class B Common shall have conversion rights as follows:

C.4.1.	(a) Right of Class B Common to Convert. Subject to Section 4.6 of Part C of these Articles, each issued and outstanding share of Class B Common shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Class A Common as is determined by dividing $167.00 by the Class B Conversion Factor, as defined below, in effect at the time of conversion. The “Class B Conversion Factor” at which shares of Class A Common shall be deliverable upon conversion of Class B Common shall initially be $3.34 per share. Such initial Class B Conversion Factor shall be subject to adjustment (in order to adjust the number of shares of Class A Common into which the Class B Common is convertible) as hereinafter provided.

(b)	Mandatory Conversion.

(1)	On the date of a Liquidity Event, all shares of Class B Common then outstanding shall, without the requirement of any further action on the part of the holder or the Corporation, be automatically and irrevocably converted into that number of shares of Class A Common as would have applied in a voluntary conversion under Section 4.1(a) above of Part C of these Articles.

(2)	Other than the automatic and irrevocable nature of the conversions in accordance with paragraphs (b)(1) above, all provisions of this Section 4 of Part C of these Articles shall apply to such conversion.

C.4.2.	Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of the Class B Common. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then effective Class B Conversion Factor.

C.4.3.	Mechanics of Conversion of Class B Common.

(a)	In order for a holder of Class B Common to convert shares of Class B Common into shares of Class A Common, such holder shall surrender the certificate or certificates for such shares of Class B Common, at the office of the transfer agent for the Class B Common (or at the office of the Corporation at the address specified in Article Two hereof if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common represented by such number of the shares of the Class B Common represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common to be issued and the number of shares of Class B Common to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the “Class B Conversion Date”) and the conversion shall be deemed effective as of the close of business on the Class B Conversion Date. The Corporation shall, as soon as practicable after the Class B Conversion Date, issue and deliver at such office to such holder of Class B Common, or to his or its nominees, a certificate or certificates for the number of shares of Class A Common to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(b)	The Corporation shall at all times when the Class B Common shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common, such number of its duly authorized shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common. Before taking any action that would cause an adjustment reducing the Class B Conversion Factor below the then-existing par value of the shares of Class A Common issuable upon conversion of the Class B Common, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common at such adjusted Class B Conversion Factor.

(c)	Upon any such conversion, no adjustment to the Class B Conversion Factor shall be made for any declared and unpaid dividends on the Class B Common surrendered for conversion or on the Class A Common delivered upon conversion. Nothing in this paragraph (c) is intended to limit the Corporation’s obligation to pay any dividend or make any distribution which has been declared with a record date preceding the date of conversion of any Class B Common.

(d)	All shares of Class B Common surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares provided pursuant to these Articles, including the rights, if any, to receive notices and to vote shall immediately cease and terminate at the close of business on the Class B Conversion Date (except only the right of the holders thereof to receive shares of Class A Common upon such conversion) and any shares of Class B Common so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized Class B Common accordingly. Nothing in this paragraph (d) is intended to diminish the rights of any holder of Class B Common Stock pursuant to any contract between such holder and the Corporation.

C.4.4.	Adjustments to Class B Conversion Factor for Diluting Issues:

(a)	Issue of Options and Convertible Securities Deemed Issue of Class A Common. If the Corporation at any time or from time to time shall after the Original Issue Date issue any Options (other than Excluded Options) or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A Common (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional shares of Class A Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that additional shares of Class A Common shall not be deemed to have been issued unless the consideration per share determined pursuant to Section 4.4(c) of Part C of these Articles of such shares of Class A Common would be less than the Class B Conversion Factor in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which additional shares of Class A Common are deemed to be issued:

(1)	no further adjustment in the Class B Conversion Factor shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

(2)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Class B Conversion Factor computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(i)	In the case of Convertible Securities or Options for Class A Common, the only shares of Class A Common issued for purposes of Section 4.4(b) of Part C of these Articles were the shares of Class A Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the additional consideration actually received by the Corporation upon the exercise of such Options or portion thereof, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of such Convertible Securities or portion thereof, and

(ii)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the additional shares of Class A Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation determined pursuant to Section 4.4(c) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iii)	no recomputation pursuant to the preceding clauses (i) and (ii) shall have the effect of increasing the Class B Conversion Factor to an amount that exceeds the lower of (A) the applicable Class B Conversion Factor on the original adjustment date, or (B) the Class B Conversion Factor that would have resulted from any issuance of additional shares of Class A Common between the original adjustment date and such recomputation date.

(b)	Adjustment of Conversion Price Upon Certain Events.

(1)	If the Corporation shall at any time after the Original Issue Date issue shares of Class A Common (including Class A Common deemed to be issued pursuant to Section 4.4(a) of Part C of these Articles hereof, but excluding Class A Common issued pursuant to Section 4.4(d) of Part C of these Articles, which event is dealt with in Section 4.4(d) of Part C of these Articles) for a consideration per share less than the Class B Conversion Factor in effect on the date of and immediately prior to such issue, then and in such event, such Class B Conversion Factor shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Class B Conversion Factor by a fraction (the “Class B Fraction”):

(x) the numerator of which shall be the sum of

(A) the product of

(1) the total number of shares of Class A Common outstanding immediately prior to such issuance determined on a fully diluted basis (i.e. assuming the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding) multiplied by

(2) the Class B Conversion Factor in effect hereunder immediately prior to such issuance, plus

(B) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued, and

(y) the denominator of which shall be the product of

(A) the total number of shares of Class A Common outstanding immediately after such issuance determined on a fully diluted basis (i.e. assuming the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding), multiplied by

(B) the Class B Conversion Factor in effect hereunder immediately prior to such issuance,

provided that the Class B Conversion Factor shall not be so reduced at such time if the amount of such reduction would be an amount less than 1/10 of one percent of the Class B Conversion Factor, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate 1/10 of one percent of the Class B Conversion Factor or more.

(2)	Notwithstanding anything to the contrary in the preceding clause (1), no adjustment to the Class B Conversion Factor shall be made pursuant to said clause (1) by virtue of the issuance or deemed issuance of Class A Common (i) upon conversion of shares of Class B Common or Class C Common; (ii) as a dividend or distribution on Class B Common or Class C Common; (iii) by reason of a dividend, stock split, split-up or other distribution on shares of Class A Common; (iv) upon the exercise of Options or upon conversion or exchange of Convertible Securities; (v) upon the sale of shares to newly hired or promoted management employees; (vi) upon the issuance of shares of Class A Common or Class C Common pursuant to the Third Parthenon Purchase Agreement, the Wafra Purchase Agreement, the Westbury Purchase Agreement and the Amended December 1999 Purchase Agreement (as any such agreement may thereafter be amended, provided that no such amendment increases the number of shares of Class A Common or Class C Common issuable pursuant to any such agreement); (vii) upon the issuance of any shares of Class A Common pursuant to Section 8 of Part C of these Articles; or (viii) upon the issuance of any securities in connection with an acquisition by the Corporation of or a merger of the Corporation with an entity (or an interest therein) in exchange for securities of the Corporation, if and only if, the holders of a majority of the Class B Common waive their rights set forth in Section 4.4 of Part C of these Articles prior to or after the issuance referred to in this clause (viii).

(c)	Determination of Consideration. For purposes of this Section 4.4 of Part C of these Articles, the consideration received by the Corporation for the issue of any additional shares of Class A Common shall be computed as follows:

(1)	Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)	in the event shares of Class A Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(2)	Options and Convertible Securities. The consideration per share received by the Corporation for Class A Common deemed to have been issued pursuant to Section 4.4(a) of Part C of these Articles, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Class A Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d)	Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Class A Common. In the event the outstanding shares of Class A Common shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Class A Common, and in the event that the Corporation shall issue shares of Class A Common by way of a stock dividend or other distribution to the holders of Class A Common, the Class B Conversion Factor in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

C.4.5.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class B Conversion Factor pursuant to this Section 4 of Part C of these Articles, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Common a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Common, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Class B Conversion Factor then in effect, and (iii) the number of shares of Class A Common and the amount, if any, of other property that then would be received upon the conversion of Class B Common.

C.4.6.	Notice of Record Date. In the event that there occurs any of the following events:

(a)	the Corporation declares a dividend (or any other distribution) on its Class A Common payable in Class A Common or other securities of the Corporation;

(b)	the Corporation subdivides or combines its outstanding shares of Class A Common;

(c)	there occurs or is proposed to occur any reclassification of the Class A Common of the Corporation (other than a subdivision or combination of its outstanding shares of Class A Common or a stock dividend or stock distribution thereon), or any Acquisition; or

(d)	the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

then the Corporation shall cause to be filed at its office at the address specified in Article Two hereof or at the office of the transfer agent of the Class B Common, and shall cause to be mailed to the holders of the Class B Common at their addresses as shown on the records of the Corporation or such transfer agent, at least 10 days prior to the record date specified in (1) below or 20 days before the date specified in (2) below, a notice stating the following information:

(1)	the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Class A Common of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

(2)	the date on which such Acquisition, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A Common of record shall be entitled to exchange their shares of Class A Common for securities or other property deliverable upon such Acquisition, liquidation, dissolution, or winding-up.

C.4.7.	No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, Acquisition, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the intended conversion rights of the holders of the Class B Common against impairment.

C.5.	Conversion of Class C Common. The Class C Common shall be convertible as follows:

C.5.1. (a)	Right of Class C Common to Convert. Subject to Section 5.6 of Part C of these Articles, each issued and outstanding share of Class C Common shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Class A Common as is determined by dividing $11.26 by the Class C Conversion Factor, as defined below, in effect at the time of conversion. The “Class C Conversion Factor” at which shares of Class A Common shall be deliverable upon conversion of Class C Common shall initially be $11.26 per share. Such initial Class C Conversion Factor shall be subject to adjustment (in order to adjust the number of shares of Class A Common into which the Class C Common is convertible) as hereinafter provided.

(b)	Mandatory Conversion.

(1)

Any shares of Class C Common which are entitled to be redeemed pursuant to Section 7.1(a)(2) of Part C of these Articles and which either (i) are not the subject of a Redemption Notice duly and timely sent in accordance with the clauses (b) and (c) of Section 7.1 of Part C of these Articles, or (ii) are not duly and timely surrendered to the Corporation in accordance with the clause (c) of Section 7.1 of Part C of these Articles, shall, without the requirement of any further action on the part of the holder or the Corporation, be automatically and irrevocably converted into that number of shares of Class A Common as would have applied in a voluntary conversion under Section 5.1(a) above of Part C of these Articles.

(2)	On the date of a Liquidity Event, all shares of Class C Common then outstanding shall, without the requirement of any further action on the part of the holder or the Corporation, be automatically and irrevocably converted into that number of shares of Class A Common as would have applied in a voluntary conversion under Section 5.1(a) of Part C of these Articles above.

(3)	Other than the automatic and irrevocable nature of the conversions in accordance with paragraphs (b)(1) and (b)(2) above, all provisions of this Section 5 of Part C of these Articles shall apply to such conversion.

C.5.2.	Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of the Class C Common. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then effective Class C Conversion Factor.

C.5.3.	Mechanics of Conversion of Class C Common.

(a)

In order for a holder of Class C Common to convert shares of Class C Common into shares of Class A Common, such holder shall surrender the certificate or certificates for such shares of Class C Common, at the office of the transfer agent for the Class C Common (or at the office of the Corporation at the address specified in Article Two hereof if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class C Common represented by such number of the shares of the Class C Common represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common to be issued and the number of shares of Class C Common to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the “Class C Conversion Date”) and the conversion shall be deemed effective as of the close of business on the

Class C Conversion Date. The Corporation shall, as soon as practicable after the Class C Conversion Date, issue and deliver at such office to such holder of Class C Common, or to his or its nominees, a certificate or certificates for the number of shares of Class A Common to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(b)	The Corporation shall at all times when the Class C Common shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class C Common, such number of its duly authorized shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding Class C Common. Before taking any action that would cause an adjustment reducing the Class C Conversion Factor below the then-existing par value of the shares of Class A Common issuable upon conversion of the Class C Common, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common at such adjusted Class C Conversion Factor.

(c)	Upon any such conversion, no adjustment to the Class C Conversion Factor shall be made for any declared and unpaid dividends on the Class C Common surrendered for conversion or on the Class A Common delivered upon conversion. Nothing in this paragraph (c) is intended to limit the Corporation’s obligation to pay any dividend or make any distribution which has been declared with a record date preceding the date of conversion of any Class C Common.

(d)	All shares of Class C Common surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares provided pursuant to these Articles, including the rights, if any, to receive notices and to vote shall immediately cease and terminate at the close of business on the Class C Conversion Date (except only the right of the holders thereof to receive shares of Class A Common in exchange therefor) and any shares of Class C Common so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized Class C Common accordingly. Nothing in this paragraph (d) is intended to diminish the rights of any holder of Class C Common Stock pursuant to any contract between such holder and the Corporation.

C.5.4.	Adjustments to Class C Conversion Factor for Diluting Issues:

(a)	[Reserved.]

(b)	Issue of Options and Convertible Securities Deemed Issue of Class A Common. If the Corporation shall at any time after the Original Issue Date issue any Options (other than Excluded Options) or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities then the maximum number of shares of Class A Common (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional shares of Class A Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that additional shares of Class A Common shall not be deemed to have been issued unless the consideration per share determined pursuant to Section 5.4(d) of Part C of these Articles of such share of Class A Common would be less than the Class C Conversion Factor in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which additional shares of Class A Common are deemed to be issued

(1)	no further adjustment in the Class C Conversion Factor shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

(2)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Class C Conversion Factor computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(i)

In the case of Convertible Securities or Options for Class A Common, the only shares of Class A Common issued for purposes of Section 5.4(c) of Part C of these Articles were the shares of Class A Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the additional consideration actually received by the Corporation upon the exercise of such Options or portion thereof, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of such Convertible Securities or portion thereof, and

(ii)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the additional shares of Class A Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation determined pursuant to Section 5.4(d) of Part C of these Articles upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iii)	no recomputation pursuant to the preceding clauses (i) and (ii) shall have the effect of increasing the Class C Conversion Factor to an amount that exceeds the lower of (A) the applicable Class C Conversion Factor on the original adjustment date, or (B) the Class C Conversion Factor that would have resulted from any issuance of additional shares of Class A Common between the original adjustment date and such recomputation date.

(c)	Adjustment of Conversion Price Upon Certain Events.

(1)	If the Corporation shall issue shares of Class A Common (including Class A Common deemed to be issued pursuant to Section 5.4(b) of Part C of these Articles, but excluding Class A Common issued pursuant to Section 5.4(e) of Part C of these Articles, which event is dealt with in Section 5.4(e) of Part C of these Articles), without consideration or for a consideration per share less than the Class C Conversion Factor in effect on the date of and immediately prior to such issue, and:

(i)	such issuance occurs at any time after the Original Issue Date and on or before the 18-month anniversary of the Original Issue Date, and

(ii)	the consideration per share in such issuance is less than $11.26 and equal to or greater than the Class B Conversion Factor,

then and in such event, the Class C Conversion Factor shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Class C Conversion Factor by a fraction (the “Class C Fraction”):

(x) the numerator of which shall be the sum of

(A) the product of the Class C Conversion Factor in effect hereunder immediately prior to such issuance, multiplied by the sum of

(1) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor (as defined in Section 1.3 of Part D of these Articles) in effect immediately prior to such issuance, plus

(B) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued, and

(y) the denominator of which shall be the product of

(A) the sum of:

(1) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(3) the number of additional shares of Class A Common so issued, multiplied by

(B) the Class C Conversion Factor in effect hereunder immediately prior to such issuance,

provided that the Class C Conversion Factor shall not be so reduced at such time if the amount of such reduction would be an amount less than 1/10 of one percent of the Class C Conversion Factor, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate 1/10 of one percent of the Class C Conversion Factor or more.

(2)	If the Corporation shall issue shares of Class A Common (including Class A Common deemed to be issued pursuant to Section 5.4(b) of Part C of these Articles hereof, but excluding Class A Common issued pursuant to Section 5.4(e), which event is dealt with in such Section 5.4(e) of Part C of these Articles), without consideration or for a consideration per share less than the Class C Conversion Factor in effect on the date of and immediately prior to such issue, and:

(i)	such issuance occurs at any time after the Original Issue Date and on or before the 18th month anniversary of the Original Issue Date, and

(ii)	the consideration per share in such issuance is less than the Class B Conversion Factor,

then and in such event, the Class C Conversion Factor shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by (1) multiplying such Class C Conversion Factor by a fraction (the “Step-1 Class C Fraction”)(the product of which shall hereinafter be referred to as the “Step-1 Class C Conversion Factor”):

(x) the numerator of which shall be the sum of:

(A) the product of Class C Conversion Factor in effect hereunder immediately prior to such issuance multiplied by the sum of:

(1) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(B) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued, and

(y) the denominator of which shall be the product of:

(A) the sum of:

(1) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus:

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(3) the quotient obtained by dividing:

(a) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued, by

(b) the Class B Conversion Factor in effect immediately prior to such issuance, multiplied by

(B) the Class C Conversion Factor in effect hereunder immediately prior to the time of such issuance, and and (2) multiplying the Step- 1 Class C Conversion Factor by the Step-2 Class C Fraction (as defined below),

provided that the Class C Conversion Factor shall not be so reduced at such time if the amount of such reduction would be an amount less than 1/10 of one percent of the Class C Conversion Factor, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate 1/10 of one percent of the Class C Conversion Factor or more.

(3)	If the Corporation shall issue shares of Class A Common (including Class A Common deemed to be issued pursuant to Section 5.4(b) of Part C of these Articles, but excluding Class A Common issued pursuant to Section 5.4(e) of Part C of these Articles, which event is dealt with in Section 5.4(e) of Part C of these Articles), without consideration or for a consideration per share less than the Class C Conversion Factor in effect on the date of and immediately prior to such issue, and such issuance occurs at any time after the 18-month anniversary of the Original Issue Date, then and in such event, the Class C Conversion Factor shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Class C Conversion Factor by a fraction (the “Class C2 Fraction”):

(x) the numerator of which shall be the sum of

(A) the product of the Class C Conversion Factor in effect hereunder immediately prior to such issuance multiplied by the sum of:

(1) the total number of shares of Class A Common outstanding immediately prior to such issuance determined on a fully diluted basis (i.e. assuming the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding), plus

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(B) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued; and

(y) the denominator of which shall be the product of

(A) the sum of:

(1) the total number of shares of Class A Common outstanding immediately after such issuance determined on a fully diluted basis (i.e. assuming the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding), plus

(2) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, multiplied by

(B) the Class C Conversion Factor in effect hereunder immediately prior to such issuance;

provided that the Class C Conversion Factor shall not be so reduced at such time if the amount of such reduction would be an amount less than 1/10 of one percent of the Class C Conversion Factor, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate 1/10 of one percent of the Class C Conversion Factor or more.

(4)

Notwithstanding anything to the contrary in the preceding clauses (1), (2) and (3), no adjustment to the Class C Conversion Factor shall be made pursuant to said clauses (1), (2) or (3) by virtue of the issuance or deemed issuance of Class A Common (i) upon conversion of shares of Class B Common or Class C Common; (ii) as a dividend or distribution on Class B Common or Class C Common; (iii) by reason of a dividend, stock split, split-up or other distribution on shares of Class A Common; (iv) upon the exercise of Options or upon conversion or exchange of Convertible Securities; (v) upon the sale of shares to newly hired or promoted management employees; (vi) upon the issuance of shares of Class

A Common or Class C Common pursuant to the Third Parthenon Purchase Agreement, the Wafra Purchase Agreement, the Westbury Purchase Agreement and the Amended December 1999 Purchase Agreement (as any such agreement may thereafter be amended, provided that no such amendment increases the number of shares of Class A Common or Class C Common issuable pursuant to any such agreement); (vii) upon the issuance of any shares of Class A Common pursuant to Section 8 of Part C of these Articles; or (viii) upon the issuance of any securities in connection with an acquisition by the Corporation of or a merger of the Corporation with an entity (or an interest therein) in exchange for securities of the Corporation, if and only if the holders of a majority of the Class C Common waive their rights set forth in Section 5.4 of Part C of these Articles prior to or after the issuance referred to in this clause (viii).

(5)	Special Definitions. With respect to each issuance of shares of Class A Common giving rise to the application of the provisions set forth in this Section 5.4(c) of Part C of these Articles, the following definitions shall apply:

(i)	“Series A Adjustment Factor” means the number resulting from the subtraction of,

(x) the amount resulting from:

(A) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus

(B) the product of:

(1) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(2) the Series A Participation Factor in effect immediately prior to such issuance, from

(y) the quotient obtained by dividing the amount resulting from

(1) the product of Class C Conversion Factor in effect hereunder immediately prior to the time of such issuance multiplied by the sum of

(a) the total number of shares of Class A Common into which the Class C Common outstanding immediately prior to such issuance is convertible, plus

(b) the product of

(i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(ii) the Series A Participation Factor in effect immediately prior to such issuance, by

(2) the Step-1 Class C Conversion Factor.

(ii)	“Step-2 Class C Fraction” means a fraction,

(x) the numerator of which shall be the sum of:

(A) the product of the Step-1 Class C Conversion Factor in effect hereunder as a result of such issuance multiplied by the sum of:

(1) the total number of Class A Common stock currently outstanding, on a fully-diluted, as converted basis immediately prior to the time of such issuance, plus

(2) the Series A Adjustment Factor, plus

(3) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(B) the aggregate consideration received by the Corporation for the total number of additional shares of Class A Common so issued, and

(y) the denominator of which shall be the product of:

(A) the sum of:

(1) the total number of Class A Common stock currently outstanding, on a fully-diluted, as converted basis immediately prior to the time of such issuance, plus

(2) the Series A Adjustment Factor, plus

(3) the product of:

(a) the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance, multiplied by

(b) the Series A Participation Factor in effect immediately prior to such issuance, plus

(4) the number of additional shares of Class A Common so issued, multiplied by

(B) the Step-1 Class C Conversion Factor.

(d)	Determination of Consideration. For purposes of this Section 5.4 of Part C of these Articles, the consideration received by the Corporation for the issue of any additional shares of Class A Common shall be computed as follows:

(1)	Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)	in the event shares of Class A Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(2)	Options and Convertible Securities. The consideration per share received by the Corporation for Class A Common deemed to have been issued pursuant to Section 5.4(b) of Part C of these Articles, relating to Options and Convertible Securities, shall be determined by dividing

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Class A Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)	Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Class A Common. In the event the outstanding shares of Class A Common shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Class A Common, or in the event that the Corporation shall issue shares of Class A Common by way of a stock dividend or other distribution to the holders of Class A Common, the Class C Conversion Factor (as well as the price of $11.26 set forth in Section 5.1(a) of Part C of these Articles, as the same may be hereafter adjusted in accordance with this paragraph) in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

C.5.5.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class C Conversion Factor pursuant to this Section 5 of Part C of these Articles, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class C Common a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class C Common, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Class C Conversion Factor then in effect, and (iii) the number of shares of Class A Common and the amount, if any, of other property that then would be received upon the conversion of Class C Common.

C.5.6.	Notice of Record Date. In the event that there occurs any of the following events:

(a)	the Corporation declares a dividend (or any other distribution) on its Class A Common payable in Class A Common or other securities of the Corporation;

(b)	the Corporation subdivides or combines its outstanding shares of Class A Common;

(c)	there occurs or is proposed to occur any reclassification of the Class A Common of the Corporation (other than a subdivision or combination of its outstanding shares of Class A Common or a stock dividend or stock distribution thereon), or any Acquisition; or

(d)	the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

then the Corporation shall cause to be filed at its office at the address specified in Article Two hereof or at the office of the transfer agent of the Class C Common, and shall cause to be mailed to the holders of the Class C Common at their addresses as shown on the records of the Corporation or such transfer agent, at least 10 days prior to the record date specified in (1) below or 20 days before the date specified in (2) below, a notice stating the following information:

(1)	the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Class A Common of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

(2)	the date on which such Acquisition, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A Common of record shall be entitled to exchange their shares of Class A Common for securities or other property deliverable upon such Acquisition, liquidation, dissolution, or winding-up.

C.5.7.	No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, Acquisition, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the intended conversion rights of the holders of the Class C Common against impairment.

C.6.	Restrictions and Limitations.

C.6.1.	Vote Required of Class B Common. Except as expressly provided herein or required by law, for so long as any shares of Class B Common remain outstanding (subject to appropriate adjustment for any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), then without the approval by vote or written consent of the holders of at least a majority of the voting power of the then outstanding shares of Class B Common, the Corporation shall not, and shall not permit any subsidiary to do any of the following:

(a)	Alter or change the powers, preferences or rights of the Class B Common or any series of preferred stock, or the qualifications, limitations or restrictions thereof, if any such alteration or change would adversely affect the rights of the holders of the Class B Common; or

(b)	Increase or decrease (other than by conversion or as otherwise required or permitted hereby) the total number of authorized shares of Class B Common.

C.6.2.	Vote Required of Class C Common. Except as expressly provided herein or required by law, for so long as any shares of Class C Common remain outstanding (subject to appropriate adjustment for any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), then without the approval by vote or written consent of the holders of at least a majority of the voting power of the then outstanding shares of Class C Common, the Corporation shall not, and shall not permit any subsidiary to do any of the following:

(a)	Alter or change the powers, preferences or rights of the Class C Common or any series of preferred stock, or the qualifications, limitations or restrictions thereof, if any such alteration or change would adversely affect the rights of the holders of the Class C Common; or

(b)	Increase or decrease (other than by conversion or as otherwise required or permitted hereby) the total number of authorized shares of Class C Common.

C.7.	Redemption of Class B Common and C Common.

C.7.1.	Redemption of Class B Common and Class C Common at Holder’s Option.

(a)	If:

(1)	an Event of Default occurs and such event is not cured within a period of 10 days (the “Default Period”), or

(2)	on or before the day after the 66th month anniversary of the Original Issue Date (the “Anniversary Date”), the Corporation has

not either (A) completed a Qualified Public Offering, or (B) been acquired in an Acquisition by a company which has a class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market,

each of the holders of the Class B Common and/or the Class C Common, at such holder’s option, may require the Corporation to redeem all or any portion of the Class B Common and/or Class C Common held by such holder. The per share redemption amount required to be paid by the Corporation with respect to each share of Class C Common being redeemed (“Class C Redemption Price”) shall be equal to the IPO Value multiplied by the number of shares of Class A Common into which each such share of Class C Common is then convertible. The per share redemption amount required to be paid by the Corporation with respect to each share of Class B Common being redeemed (“Class B Redemption Price”) shall be equal to the IPO Value multiplied by the number of shares of Class A Common into which each such share of Class B Common is then convertible.

(b)	In order to exercise its right to redeem shares of Class B and/or Class C Common pursuant to clause (1) of Section 7.1(a) above of Part C of these Articles, the holders of the Class B Common and/or Class C Common shall deliver to the Corporation notice of such exercise (the “Redemption Notice”) within 12 months after the expiration of the Default Period. In order to exercise their right to redeem shares of Class B Common and/or Class C Common pursuant to clause (2) of Section 7.1(a) above of Part C of these Articles, a holder of the Class B and/or Class C Common shall deliver to the Corporation a Redemption Notice on or before 12 months after the Anniversary Date. If such notice is not received by the Corporation from a holder of Class B Common or Class C Common on or prior to the appropriate date as set forth above, the right of redemption of such holder pursuant to this Section 7.1 of Part C of these Articles shall terminate.

(c)

A Redemption Notice shall be sent by means of first class mail, postage prepaid, return receipt requested, or by Federal Express or other overnight courier service which provides evidence of receipt, to the Corporation at the address specified in Article Two hereof, and each Redemption Notice so mailed or couriered with the proper postage and proper address shall be deemed received by the Corporation three days after sending. Each such Redemption Notice shall specify the shares of Class B Common and/or Class C Common to be redeemed. On or before thirty (30) days following the date the Redemption Notice is received by the Corporation, for each share of Class B and Class C Common which is to be redeemed by the Corporation pursuant to this Section 7.1 of Part C of these Articles, the holder of such share shall surrender at the Corporation’s office at the address specified in Article Two hereof the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment at which time the Corporation shall be obligated to pay to such holder the Redemption Price.

(d)	At the Corporation’s option, the Class C Redemption Price and/or the Class B Redemption Price shall be payable in cash or by a subordinated promissory note (the “Note”), the principal amount of which will be due and payable in two equal annual installments, the first of such installments becoming due and payable on the first anniversary of the issuance of the Note, and interest will accrue thereon at a rate of 3.5% over the Prime Rate per annum and will be payable semi-annually in arrears. The interest rate on the Note shall be automatically adjusted on the first business day of each month until the repayment of the Note in full to be equal to the Prime Rate at the close of business on such day plus 3.5%.

(e)	If the funds of the Corporation legally available for redemption of the Class B Common and/or Class C Common are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to this Section 7 of Part C of these Articles, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds will be distributed ratably among each of the holders of the Class B Common and/or Class C Common in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class B Common and/or Class C Common that the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of such shares (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class B Common and/or Class C Common which the Corporation is then obligated to redeem in proportion to the number of shares of Class B Common and/or Class C Common which are held by them and which the Corporation shall then be obligated to redeem.

(f)

If the cash payment of the Class C Redemption Price and/or or payment of a Note (including payment of interest thereon) would result in an Event of Default, notwithstanding any provisions of these Articles or the Note, such payment will not become due and payable until the earlier of (a) such time as such payment can be made without resulting in an Event of Default or (b) two years after the Corporation received the Redemption Notice unless otherwise agreed by the holders of the Class C Common. The Corporation shall use commercially reasonable efforts to cause loan agreements entered into after the Original Issue Date to contain provisions which would permit payment of the Class C Redemption Price and/or the Class B Redemption Price without the incurrence of an Event of Default thereunder.

(g)	Notwithstanding the fact that a Redemption Notice is given, all rights of the redeeming holder with respect to shares of Class B Common and/or Class C Common which are the subject of such Redemption Notice shall continue as if the Redemption Notice had not been given until the Class C Redemption Price and/or the Class B Redemption Price therefor is paid in cash or by delivery of a Note in accordance with clause (d) above, or until such shares are canceled in accordance with clause (h) below.

(h)	Once the Class C Redemption Price and/or the Class B Redemption Price has been paid by the Corporation with respect to shares of Class B Common and/or Class C Common being redeemed pursuant to this Section 7 of Part C of these Articles, either in cash or by delivery of a Note in accordance with clause (d) above, such shares of Class B Common and/or Class C Common shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

(i)	Notwithstanding anything contained in these Articles to the contrary, the holders of the Class B Common shall not have the right to require the Corporation to redeem any or all of the Class B Common pursuant to Section 7.1(a)(1) of Part C of these Articles unless and until all of the shares of the Series A Preferred Stock have been redeemed in full by the Corporation.

C.8.	Additional Issuances of Class A Common.

C.8.1.	Special Definitions. For the purposes of Section 8 of Part C of these Articles, the following definitions shall apply:

(a)	“Completed Calendar Month” shall mean, for purposes of the table set forth in Section 8.4 of Part C of these Articles, the period from a date in a month that is the same date as the date of the Original Issue Date until the preceding date in the next following calendar month. Thus, if the Original Issue Date were to occur on January 31, 2001, then a Completed Calendar Month would be from the 31st of any given month (or the last day of any month which has less than 31 days) until the 31st (or last day, as the case may be) of the next following calendar month. By way of example, if the Original Issue Date were to occur on January 31, 2001, a Liquidity Event that occurs on January 5, 2003 would occur in a month that is 23 Competed Calendar Months after the Original Issue Date and the applicable Minimum Total Return would equal 2.18 times the shareholder’s Initial Investment.

(b)	“Initial Investment” shall mean, with respect to a particular shareholder, the purchase price of the shares of Series A Preferred and Class C Common purchased by that shareholder from the Corporation.

(c)	“Maximum Top-Up Amount” shall initially mean 36.66667, and shall be adjusted from time to time by multiplying (i) the Maximum Top-Up Amount in effect at any time that any issuance of additional shares of Class A Common (within the meaning of Section 5.4(c)) takes place which results in an adjustment of the Class C Conversion Factor under the provisions of Section 5.4(c) of Part C of these Articles, by (ii) the Class C Adjustment Factor (as defined in Section 1.4 of Part B of these Articles) relating to such issuance.

(d)	“Minimum Total Return” shall mean a multiple of Initial Investment, as set forth in the table in Section 8.4 of Part C of these Articles.

(e)

“Total Return” shall mean, with respect to a particular shareholder, the sum of (i) the aggregate Series A Stated Value of the Series A Preferred purchased by such shareholder from the Corporation, except that, with respect to shares of Series A Preferred that the shareholder has sold prior to the date of measurement of Total Return, the Total Return shall include the greater of (x) the aggregate proceeds received by the shareholder in such sale or sales and (y) the aggregate stated value of such shares of Series A Preferred, plus all dividends that would have accrued on such shares of Series A Preferred from the date of sale through the date of the measurement of Total Return if such shares had not been sold; (ii) all accrued and unpaid dividends on such shares of Series A Preferred; (iii) the fair market value of one share of Class A Common, multiplied by Series A Participation Factor, multiplied by the number of shares of Series A Preferred purchased by the shareholder from the Corporation; (iv) the fair market value of all shares of Class A Common into which the Class C Common purchased by the shareholder from the Corporation have been converted or are convertible (such shares being herein defined as the “Original Common Shares”), except that, with respect to Original Common Shares that the shareholder has sold prior to the date of measurement of Total Return, the Total Return shall include the greater of (x) the aggregate proceeds received by the shareholder in such sale or sales and (y) the fair market value of such Original Common Shares as computed on the date of measurement of Total Return in accordance with the terms hereof; (v) the fair market value of any shares of Class A Common issuable to the shareholder pursuant to this Section 8 of Part C of these Articles; and (vi) the value of any securities, instruments or distributions of any kind issuable, issued or received upon conversion of, in respect of, or in exchange or in substitution for any such shares of Series A Preferred or Original Common Shares, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities, or any dividends, cash, property or other distributions of any kind upon or with respect to the shares of Series A Preferred or Original Common Shares. The fair market value of the shares of Class A Common used to compute the Total Return shall equal the value of a share of Class A Common as computed in accordance with Section 8.3 of Part C of these Articles.

C.8.2.	Measurement of Total Return. If, on the earlier to occur of the date of a Liquidity Event or the date a shareholder who has acquired Series A Preferred and Class C Common from the Corporation has delivered a Redemption Notice to the Corporation in accordance with Section 7 above of Part C of these Articles:

(a)	the Total Return is less than the Minimum Total Return with respect to such shareholder, as set forth in the table in Section 8.4 of Part C of these Articles for the Completed Calendar Month on which such date occurs, then on such date such shareholder will receive an additional number of shares of Class A Common (valued in accordance with Section 8.3 of Part C of these Articles) from the Corporation in connection with the conversion of the Class C Common Stock into Class A Common Stock upon the occurrence of a Liquidity Event or the exchange of Class C Common Stock in connection with the Redemption Notice such that the Total Return equals the Minimum Total Return as set forth in the table in Section 8.4 of Part C of these Articles for the Completed Calendar Month on which such date occurs, but in no event after the 18th month anniversary of the Original Issue Date shall such shareholder receive a number of additional shares of Class A Common in excess of the Maximum Top-Up Amount for each share of Series A Preferred such investor purchased from the Corporation. If any issuances of additional shares of Class A Common under this Section 8 of Part C of these Articles would result in the issuance of a fractional share of Class A Common, such fractional share shall be disregarded and the number of shares of Class A Common issuable under this Section 8 of Part C of these Articles shall be the next higher number of shares. At the Corporation’s option, the Corporation may instead pay cash in lieu of any fractional share, valued in accordance with Section 8.3 of Part C of these Articles.

(b)	the Total Return is greater than the Minimum Total Return as set forth in the table in Section 8.4 of Part C of these Articles for the Completed Calendar Month on which such date occurs, then such shareholder will not receive any additional shares of Class A Common in accordance with this Section 8.2 of Part C of these Articles.

(c)	No shareholder shall be entitled to receive additional shares pursuant to this Section 8.2 of Part C of these Articles with respect to more than one occurrence.

C.8.3.	Value of Class A Common. The fair market value of a share of Class A Common for purposes of the definition of Total Return shall be determined by the Corporation and shall equal the following:

(a)	in the case of a Liquidity Event that is a Qualified Public Offering, the initial public offering price of the Class A Common in the Qualified Public Offering (before reduction for underwriting discounts and commissions and offering expenses), multiplied by 85%;

(b)	in the case of a Liquidity Event that is a sale of stock or a consolidation or merger, the per share value of the Class A Common as explicitly set forth in the terms of the definitive stock sale or merger agreement or, if not explicitly set forth in the terms of such agreement, then the per share value of the Class A Common as implied by or as may be inferred from the terms of such agreement;

(c)	in the case of a Liquidity Event that is a sale of all or substantially all of the Corporation’s assets, then the per share value of the Class A Common that would be distributed with respect to each share of Class A Common if the Corporation were to be liquidated immediately following such asset sale;

(d)	in the case of a Liquidity Event that is a liquidation, dissolution or winding up of the Corporation, then the per share value of the Class A Common as determined by the per share distribution made or to be made to the holders of Class A Common in connection with the liquidation, dissolution or winding up of the Corporation; and

(e)	in the case of the shareholder delivering a Redemption Notice to the Corporation in accordance with Section 7 above of Part C of these Articles, the IPO Value.

(f)	In the event the holders of a majority of the shares of Class C Common being redeemed (if the delivery of a Redemption Notice gives rise to the calculation of Total Return), dispute the Corporation’s determination of the value of a share of Class A Common pursuant to this Section 8.3 of Part C of these Articles, the dispute shall be resolved pursuant to the Valuation Procedure.

C.8.4.	Table of Minimum Total Return

Number of Completed Calendar Months After Closing When a Liquidity Event or the Delivery a Redemption Notice Occurs	Minimum Total Return ($)
0 to 18	2 x Initial Investment
19	2.00 x Initial Investment
20	2.00 x Initial Investment
21	2.03 x Initial Investment
22	2.10 x Initial Investment
23	2.18 x Initial Investment
24	2.25 x Initial Investment
25	2.25 x Initial Investment
26	2.25 x Initial Investment
27	2.25 x Initial Investment
28	2.25 x Initial Investment
29	2.25 x Initial Investment
30	2.32 x Initial Investment
31	2.39 x Initial Investment
32	2.45 x Initial Investment
33	2.52 x Initial Investment
34	2.59 x Initial Investment
35	2.67 x Initial Investment
36	2.74 x Initial Investment
37	2.74 x Initial Investment
38	2.74 x Initial Investment
39	2.74 x Initial Investment
40	2.74 x Initial Investment
41	2.79 x Initial Investment
42	2.86 x Initial Investment
43	2.93 x Initial Investment
44	3.01 x Initial Investment
45	3.08 x Initial Investment
46	3.16 x Initial Investment

Number of Completed Calendar Months After Closing When a Liquidity Event or the Delivery a Redemption Notice Occurs	Minimum Total Return ($)
47	3.24 x Initial Investment
48	3.32 x Initial Investment
49	3.32 x Initial Investment
50	3.32 x Initial Investment
51	3.32 x Initial Investment
52	3.32 x Initial Investment
53	3.32 x Initial Investment
54	3.32 x Initial Investment
55	3.33 x Initial Investment
56	3.40 x Initial Investment
57	3.48 x Initial Investment
58	3.55 x Initial Investment
59	3.63 x Initial Investment
60	3.71 x Initial Investment
61	3.8 x Initial Investment
62	3.88 x Initial Investment
63	3.96 x Initial Investment
64	4.05 x Initial Investment
65	4.14 x Initial Investment
66+	4.23 x Initial Investment

D. SERIES A REDEEMABLE PARTICIPATING PREFERRED STOCK

D.1.	Designation and Number of Shares of Series A Preferred Stock. The Series A Preferred Stock shall have a stated value per share equal to One Thousand Dollars ($1,000) (the “Series A Stated Value”). The designations and amounts thereof and the preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of the Series A Preferred Stock are as follows:

D.1.1.	The Series A Preferred Stock shall rank senior to all other shares of the capital stock of the Corporation except as otherwise set forth in these Articles of

Incorporation. The Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock with respect to dividends; provided, however, that pursuant to Section 3.1 of Part D of these Articles, immediately preceding any liquidation, dissolution or winding up of the affairs of the Corporation, the Series A Preferred Stock shall rank senior to all other classes or series of the capital stock of the Corporation, including, without limitation, with respect to dividends.

D.1.2.	The date on which the Corporation shall initially issue a share of the Series A Preferred Stock shall be deemed to be the “Series A Issue Date” of such share regardless of the number of times the transfer of such share shall be made on the Corporation’s stock transfer records and regardless of the number of certificates which may be issued to evidence such share.

D.1.3.	For purposes of these Articles, the term “Series A Participation Factor” shall initially mean 11.667, and shall be adjusted from time to time by multiplying (i) the Series A Participation Factor in effect at any time that any issuance of additional shares of Class A Common (within the meaning of Section 5.4(c) of Part C of these Articles) takes place which results in an adjustment to the Class C Conversion Factor under the provisions of Section 5.4(c) of Part C of these Articles, by (ii) the Class C Adjustment Factor (as defined in Section 1.4 of Part B of these Articles) relating to such issuance.

D.1.4.	For purposes of these Articles, the term “Series A Participation Element” shall mean, with respect to any date of determination, an amount equal to the fair market value of one share of Class A Common (determined in accordance with Section 8.3(d) of Part C of these Articles) multiplied by the Series A Participation Factor.

D.2.	Dividends of Series A Preferred Stock.

D.2.1.	In each year, the holder of each share of Series A Preferred Stock shall be entitled to receive preferential dividends in cash, when, as and if declared, which dividends shall be cumulative and shall accrue from the Series A Issue Date, in an amount equal to 6% of the Series A Stated Value per share per year. Unpaid dividends shall accrue and be compounded quarterly whether or not declared and whether or not funds are legally available therefor. When and if declared, dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends and (ii) the payment of such dividend would not result in an Event of Default. Any time that dividends shall be paid upon shares of Series A Preferred Stock other than in connection with a Liquidity Event, dividends shall be simultaneously paid on shares of Series B Preferred Stock pro rata based on the ratio of the total amount of accrued but unpaid dividends on all the shares of the Series B Preferred Stock up to such date of payment to the amount of accrued but unpaid dividends on all the shares of the Series A Preferred Stock and the Series B Preferred Stock up to such date of payment.

D.2.2.	If, at any time, full dividends (whether past or current) upon the outstanding Series A Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Series A Preferred Stock through the payment date for such dividends are declared and paid on each share of Series A Preferred Stock, no dividends or other distributions shall be declared or paid or set apart for payment upon any Common Stock or Series B Preferred Stock (except to the extent permitted in Section 2.1 of Part C of these Articles) or on any other equity securities ranking junior to the Series A Preferred Stock (all together referred to as, the “Series A Junior Stock”), nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such Series A Junior Stock, unless greater than 50% of the outstanding shares of Series A Preferred Stock voting together as one class agree otherwise (by vote or written consent). Notwithstanding anything to the contrary contained in the preceding sentence, the Corporation may at any time (subject to the terms thereof) repurchase, call or otherwise redeem shares of Common Stock from any employee of the Corporation in connection with the termination of employment of such employee. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then-outstanding Series A Preferred Stock, the aggregate payment to all holders of Series A Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Series A Preferred Stock.

D.2.3.	The holder of each share of Series A Preferred Stock shall be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to Class A Common in an amount equal to the Series A Participation Factor multiplied by the dividend, if any, on Class A Common.

D.3.	Liquidation Preference of Series A Preferred Stock.

D.3.1.

Following any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, no distribution of any of the assets of the Corporation shall be made to the holders of any Series A Junior Stock by reason of their ownership thereof unless and until the holders of Series A Preferred Stock shall have received (with respect to the Series A Preferred Stock they hold) out of the assets of the Corporation legally available for distributions to shareholders, an amount per share in cash equal to the sum of the Series A Stated Value plus all accrued and unpaid dividends, if any, to the date of payment and the Series A Participation Element, for each share of Series A Preferred Stock held (the “Series A Liquidation Preference”). If the Corporation makes any distribution to its shareholders following any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, and the assets of the Corporation available for such distribution shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Liquidation Preference, the holders of shares of Series A Preferred Stock shall share ratably, based on the number of shares of Series A Preferred Stock held by each such holder, in any distribution of assets prior, and in preference to, any distribution of any of the assets of the Corporation to the holders of any Series A Junior Stock.

D.3.2.	In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of shares of Series A Preferred Stock of the Series A Liquidation Preference, the holders of shares of Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation solely with respect to their holdings of Series A Preferred Stock, unless there are no shares of Series A Junior Stock outstanding at such time, in which case the holders of shares of Series A Preferred Stock shall be entitled to receive ratably and equally, in accordance with the number of shares of Series A Preferred Stock held by each such holder, all the assets and funds of the Corporation remaining after payment shall have been made to the holders of shares of Series A Preferred Stock of the Series A Liquidation Preference.

D.4.	Voting Rights of Series A Preferred Stock. Each holder of shares of Series A Preferred shall be entitled to notice of any stockholders’ meeting and to vote together with the Class A Common on any matters on which the Class A Common may be voted (other than elections of directors). Each share of Series A Preferred shall be entitled to a number of votes equal to a number of shares of Class A Common equal to the Series A Participation Factor. In addition, the holders of the Series A Preferred shall vote as a separate class with respect to any matter or proposed action as to which applicable law or these Articles of Incorporation requires the vote, consent, or approval of the holders of the Series A Preferred as a separate class.

D.5.	Protective Provisions of Series A Preferred Stock. The Corporation shall not, without first obtaining the approval (by vote or written consent) of greater than 50% of the outstanding shares of the Series A Preferred Stock,

(1)

in any manner authorize, create or issue (x) any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, senior or on a parity with the Series A Preferred Stock or (B) which in any manner adversely affects rights, preferences and privileges of the holders of the Series A Preferred Stock, (y) any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity or so adversely affecting the rights, preferences and privileges of holders of the Series A Preferred Stock, or (z) any Class C Common Stock or Series A Preferred Stock other than pursuant to the Wafra Purchase Agreement, the Third Parthenon Purchase Agreement or the Westbury Purchase Agreement, provided, however, that nothing in this paragraph (1) shall restrict the Corporation’s right to issue and sell, within 90 days of the Original Issue Date the remaining shares of Series A Preferred Stock and Class C Common Stock which are sold in conjunction with the Series A Preferred that are authorized and unissued as of the Original Issue Date;

(2)	in any manner alter or change the designations or the rights or preferences, or the qualifications, limitations or restrictions, including without limitation, by increasing or decreasing the number of shares of the Series A Preferred Stock authorized hereunder for issuance, or by increasing or decreasing the Series A Stated Value of the shares of the Series A Preferred Stock;

(3)	make any amendment to the Corporation’s Articles of Incorporation or by-laws that adversely affects the rights or preferences of the Series A Preferred Stock;

(4)	liquidate or dissolve; or

(5)	pay cash dividends on any Series A Junior Stock prior to redemption of the Series A Preferred Stock except to the extent permitted in Section 2.1 of Part D of these Articles with respect to the Series B Preferred Stock.

D.6.	Mandatory Redemption of Series A Preferred Stock.

D.6.1.	On the Series A Redemption Date, as defined below, the Corporation shall be obligated to redeem all the outstanding shares of Series A Preferred Stock. For each share of Series A Preferred Stock which is to be redeemed by the Corporation pursuant to this Section 6 of Part D of these Articles, the Corporation shall be obligated on the Series A Redemption Date to pay to the holder thereof a redemption amount equal to the Series A Liquidation Preference (the “Series A Redemption Price”). The “Series A Redemption Date” shall mean the earlier of (i) the 66th month anniversary of the Original Issue Date or (ii) the date of a Liquidity Event.

D.6.2.

Except as otherwise provided by Section 6.3 of Part D of these Articles, the Series A Redemption Price shall be payable in cash or shares of Class A Common or a combination of cash and shares of Class A Common, as elected by the holders of the Series A Preferred in their sole discretion; provided, however, that in the event any holder of Series A Preferred does not notify the Corporation of the election of such holder to receive shares of Class A Common within 20 days after notification from the Corporation of the approximate date of the Series A Redemption Date, then the Series A Redemption Price will be paid in cash. The notification by the shareholder referred to in the preceding sentence shall be sent by means of first class mail, postage prepaid, return receipt requested, or by Federal Express or other overnight courier service which provides evidence of receipt, to the Corporation at the address specified in Article Two hereof, and each such notification so mailed or couriered with the proper postage and proper address shall be deemed received by the Corporation three days after sending. In the event the Series A Redemption Price is to be paid in shares of Class A Common, the number of shares of Class A Common to be issued in payment of the Series A Redemption Price will be equal to the Series A Redemption Price divided by the fair market value of one share of Class A Common measured as of the Series A Redemption Date. For purposes of the preceding sentence, the fair market value of the Class A Common shall, if the Series A Redemption Price is payable as a result of a Liquidity Event, be determined as follows: (1) if the Liquidity Event is a Qualified Public Offering, the initial public offering price of the Class A Common in the Qualified Public Offering (before reduction for underwriting discounts and commissions and offering expenses), (2) if the Liquidity Event is a sale of stock or a consolidation or merger, the per share value of the Class A Common as explicitly set forth in the terms of such agreement, then the per share value of the Class A Common as implied by or as may be inferred from the terms of such agreement, (3) if the Liquidity Event is a sale of all or substantially all of the Corporation’s assets, then the per share value of the Class A Common that would be distributed with respect to each share of Class A Common if the Corporation were to be liquidated immediately following such asset sale and (4) if the Liquidity Event is a liquidation, dissolution or winding up of the Corporation, then the per share value of the Class A Common as determined by the per share distribution made or to be made to the holders of Class A Common in connection with the liquidation, dissolution or winding up of the Corporation.

D.6.3.	In the case of a Liquidity Event which is an Acquisition by a company which does not have a class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the holders of the Series A Preferred Stock shall be entitled to receive, at the option of the holder, either (i) the Series A Redemption Price in cash, or (ii) the equivalent value of the Series A Redemption Price in the same form of consideration paid by the acquirer to the holders of Class A Common (i.e. in cash, securities, property or any combination thereof). In the case of an Acquisition by a company which has a class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, unless the acquirer elects otherwise, the Series A Redemption Price shall be paid in the same form of consideration paid by the acquirer to the holders of Class A Common, (i.e. in cash, securities, property or any combination thereof).

D.6.4.	In the event the Liquidity Event is an Initial Public Offering, upon receipt by the Corporation of advice from its underwriters that in order to facilitate the proposed Initial Public Offering less than all (or none) of the Series A Redemption Price should be paid in cash, the Corporation and the holders of the Series A Preferred Stock shall mutually agree upon the manner, form and timing of payment of the Series A Redemption Price.

D.6.5.	The holder of any shares of Series A Preferred Stock being redeemed pursuant to this Section 6 of Part D of these Articles shall be entitled to receive payment of the Series A Redemption Price for such shares at such time as, and shall not be entitled to receive payment of the Series A Redemption Price for such shares until, such holder shall cause to be delivered to the Corporation’s office at the address specified in Article Two hereof (or to any bank or trust company with which the Corporation has deposited the monies or other consideration necessary to effect the redemption of such shares in accordance with Section 6.6 of Part D of these Articles) (i) the certificates representing such shares of Series A Preferred Stock and (ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Series A Preferred Stock free of any adverse interest.

D.6.6.	If the funds of the Corporation legally available for redemption of the Series A Preferred Stock are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to this Section 6 of Part D of these Articles, then those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Series A Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Series A Preferred Stock the Corporation shall be obligated to redeem are so redeemed by the Corporation, when additional funds of the Corporation are legally available for the redemption of any of such shares (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Series A Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Series A Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem.

D.6.7.	The Corporation may deposit for the pro rata benefit of the holders of the shares of Series A Preferred Stock being redeemed the funds or other consideration necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies or other consideration so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Series A Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 6.7 of Part D of these Articles shall be paid from time to time to the Corporation for its own account.

D.6.8.	Upon the deposit of funds or other consideration pursuant to Section 6.7 of Part D of these Articles in respect of shares of Series A Preferred Stock being redeemed, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the Series A Redemption Date, and all rights of the holders of the shares of Series A Preferred Stock being redeemed shall cease and terminate, excepting only the right to receive the Series A Redemption Price therefor, without interest. Shares of Series A Preferred Stock that have been redeemed shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

D.6.9.	Once the Series A Redemption Price has been paid by the Corporation with respect to shares of Series A Preferred Stock being redeemed pursuant to this Section 6 of Part D of these Articles (including, without limitation, by deposit in accordance with Section 6.7 of Part D of these Articles), such shares of Series A Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

D.6.10.	When shares are redeemed pursuant to this Section 6 of Part D of these Articles, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption, and (ii) such redemption would not result in an Event of Default.

D.7.	No Conversion Rights. The holders of the shares of Series A Preferred Stock shall have no right to convert any such shares into shares of any other class or series of capital stock of the Corporation, or into rights, options or warrants to subscribe for or purchase shares of any other class or series of capital stock of the Corporation.

E. SERIES B REDEEMABLE PARTICIPATING PREFERRED STOCK

E.1.	Designation and Number of Shares of Series B Preferred Stock. The Series B Redeemable Participating Preferred Stock shall have a stated value per share equal to One Thousand Dollars ($1,000) (the “Series B Stated Value”). The designations and amounts thereof and the preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of the Series B Preferred Stock are as follows:

E.1.1.	Except as otherwise set forth in these Articles of Incorporation, the Series B Preferred Stock shall rank senior to all other shares of the capital stock of the Corporation except the Series A Preferred Stock. The Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock with respect to dividends.

E.1.2.	The date on which the Corporation shall initially issue a share of the Series B Preferred Stock shall be deemed to be the “Series B Issue Date” of such share regardless of the number of times the transfer of such share shall be made on the Corporation’s stock transfer records and regardless of the number of certificates which may be issued to evidence such share.

E.1.3.	For purposes of these Articles, the term “Series B Participation Factor” shall initially mean 25.134, and shall be adjusted from time to time by multiplying (i) the Series B Participation Factor in effect at any time that any issuance of additional shares of Class A Common (within the meaning of Section 4.4(b)of Part D of these Articles) takes place which results in an adjustment of the Class B Conversion Factor under the provisions of Section 4.4(b) of Part D of these Articles, by (ii) the Class B Adjustment Factor (as defined in Section 1.3 of Part B of these Articles) relating to such issuance.

E.1.4.	For purposes of these Articles, the term “Series B Participation Element” shall mean, with respect to any date of determination, an amount equal to the fair market value of one share of Class A Common (determined in accordance with Section 8.3(d) of Part C of these Articles) multiplied by the Series B Participation Factor.

E.2.	Dividends of Series B Preferred Stock.

E.2.1.	In each year, the holder of each share of Series B Preferred Stock shall be entitled to receive preferential dividends in cash, when, as and if declared, which dividends shall be cumulative and shall accrue from the Series B Issue Date, in an amount equal to 8% of the Series B Stated Value per share per year. Unpaid dividends shall accrue and be compounded quarterly whether or not declared and whether or not funds are legally available therefor. When and if declared, dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends and (ii) the payment of such dividend would not result in an Event of Default.

E.2.2.	If, at any time, full dividends (whether past or current) upon the outstanding Series B Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Series B Preferred Stock through the payment date for such dividends are declared and paid on each share of Series B Preferred Stock, no dividends or other distributions shall be declared or paid or set apart for payment upon any Common Stock or on any other equity securities ranking junior to the Series B Preferred Stock (all together referred to as, the “Series B Junior Stock”), nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such Series B Junior Stock, unless greater than 50% of the outstanding shares of Series B Preferred Stock voting together as one class agree otherwise (by vote or written consent). Notwithstanding anything to the contrary contained in the preceding sentence, the Corporation may at any time (subject to the terms thereof) repurchase, call or otherwise redeem shares of Common Stock from any employee of the Corporation in connection with the termination of employment of such employee. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then-outstanding Series B Preferred Stock, the aggregate payment to all holders of Series B Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Series B Preferred Stock.

E.2.3.	The holder of each share of Series B Preferred Stock shall be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to Class A Common in an amount equal to the Series B Participation Factor multiplied by the dividend, if any, on Class A Common.

E.3.	Liquidation Preference of Series B Preferred Stock.

E.3.1.	Following any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, no distribution of any of the assets of the Corporation shall be made to the holders of any Series B Junior Stock by reason of their ownership thereof unless and until the holders of Series B Preferred Stock shall have received (with respect to the Series B Preferred Stock they hold) out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share in cash equal to the sum of the Series B Stated Value plus all accrued and unpaid dividends, if any, to the date of payment and the Series B Participation Element, for each share of Series B Preferred Stock held (the “Series B Liquidation Preference”). If the Corporation makes any distribution to its shareholders following any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, and the assets of the Corporation available for such distribution shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount of the Series B Liquidation Preference, the holders of shares of Series B Preferred Stock shall share ratably, based on the number of shares of Series B Preferred Stock held by each such holder, in any distribution of assets prior, and in preference to, any distribution of any of the assets of the Corporation to the holders of any Series B Junior Stock.

E.3.2.	In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of shares of Series B Preferred Stock of the Series B Liquidation Preference, the holders of shares of Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation solely with respect to their holdings of Series B Preferred Stock, unless there are no shares of Series B Junior Stock outstanding at such time, in which case the holders of shares of Series B Preferred Stock shall be entitled to receive ratably and equally, in accordance with the number of shares of Series B Preferred Stock held by each such holder, all the assets and funds of the Corporation remaining after payment shall have been made to the holders of shares of Series B Preferred Stock of the Series B Liquidation Preference.

E.4.	Voting Rights of Series B Preferred Stock. Each holder of shares of Series B Preferred shall be entitled to notice of any stockholders’ meeting and to vote together with the

Class A Common on any matters on which the Class A Common may be voted (other than elections of directors). Each share of Series B Preferred shall be entitled to a number of votes equal to a number of shares of Class A Common equal to the Series B Participation Factor. In addition, the holders of the Series B Preferred shall vote as a separate class with respect to any matter or proposed action as to which applicable law or these Articles of Incorporation requires the vote, consent, or approval of the holders of the Series B Preferred as a separate class.

E.5.	Protective Provisions of Series B Preferred Stock. The Corporation shall not, without first obtaining the approval (by vote or written consent) of greater than 50% of the outstanding shares of the Series B Preferred Stock voting together as one class,

(1)	in any manner authorize, create or issue (x) any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, senior or on a parity with the Series B Preferred Stock or (B) which in any manner adversely affects rights, preferences and privileges of the holders of the Series B Preferred Stock, or (y) any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity or so adversely affecting the rights, preferences and privileges of holders of the Series B Preferred Stock; provided, however, that nothing in this paragraph (1) shall restrict the Corporation’s right to issue and sell, within 90 days of the Original Issue Date the remaining shares of Series A Preferred Stock that are authorized and unissued as of the Original Issue Date;

(2)	in any manner alter or change the designations or the rights or preferences, or the qualifications, limitations or restrictions, including without limitation, by increasing or decreasing the number of shares of the Series B Preferred Stock authorized hereunder for issuance, or by increasing or decreasing the Series B Stated Value of the shares of the Series B Preferred Stock;

(3)	make any amendment to the Corporation’s Articles of Incorporation or by-laws that adversely affects the rights or preferences of the Series B Preferred Stock;

(4)	liquidate or dissolve; or

(5)	pay cash dividends on any Series B Junior Stock prior to redemption of the Series B Preferred Stock.

E.6.	Mandatory Redemption of the Series B Preferred Stock.

E.6.1.	On the Series B Redemption Date (as defined below), provided that the Corporation has already redeemed or simultaneously redeems all outstanding shares of Series A Preferred Stock, the Corporation shall be obligated to redeem all the outstanding shares of Series B Preferred Stock. For each share of Series B Preferred Stock which is to be redeemed by the Corporation pursuant to this Section 6, the Corporation shall be obligated on the Series B Redemption Date to pay to the holder thereof a redemption amount equal to the Series B Liquidation Preference (the “Series B Redemption Price”), subject to Section 6.2 of Part E of these Articles. The “Series B Redemption Date” shall mean the earlier of (i) the 66th month anniversary of the Original Issue Date or (ii) the date of a Liquidity Event.

E.6.2.

Except as otherwise provided by Sections 6.3 of Part E of these Articles, the Series B Redemption Price shall be payable in cash or shares of Class A Common, or a combination of cash and shares of Class A Common as elected by the holders of the Series B Preferred in their sole discretion; provided, however, that in the event any holder of Series B Preferred does not notify the Corporation of the election of such holder to receive shares of Class A Common within 20 days after notification from the Corporation of the approximate date of the Series B Redemption Date, then the Series B Redemption Price will be paid in cash. The notification by the shareholder referred to in the preceding sentence shall be sent by means of first class mail, postage prepaid, return receipt requested, or by Federal Express or other overnight courier service which provides evidence of receipt, to the Corporation at the address specified in Article Two hereof, and each such notification so mailed or couriered with the proper postage and proper address shall be deemed received by the Corporation three days after sending. In the event the Series B Redemption Price is to be paid in shares of Class A Common, the number of shares of Class A Common to be issued in payment of the Series B Redemption Price will be equal to the Series B Redemption Price divided by the fair market value of one share of Class A Common measured as of the Series A Redemption Date. For purposes of the preceding sentence, the fair market value of the Class A Common shall, if the Series B Redemption Price is payable as a result of a Liquidity Event, be determined as follows: (1) if the Liquidity Event is a Qualified Public Offering, the initial public offering price of the Class A Common in the Qualified Public Offering (before reduction for underwriting discounts and commissions and offering expenses), (2) if the Liquidity Event is a sale of stock or a consolidation or merger, the per share value of the Class A Common as explicitly set forth in the terms of the definitive stock sale or merger agreement or, if not explicitly set forth in the terms of such agreement, then the per share value of the Class A Common as implied by or as may be inferred from the terms of such agreement, (3) if the Liquidity Event is a sale of all or substantially all of the Corporation’s assets, then the per share value of the Class A Common that would be distributed with respect to each share of Class A Common if the Corporation were to be liquidated immediately following such asset sale and (4) if the Liquidity Event is a liquidation, dissolution or winding up of the Corporation, then the per share value of the Class A Common as determined by the per share distribution made or to be made to the holders of Class A Common in connection with the liquidation, dissolution or winding up of the Corporation.

E.6.3.	In the case of a Liquidity Event which is an Acquisition by a company which does not have a class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the holders of the Series B Preferred Stock shall be entitled to receive, at the option of the holder, either (i) the Series B Redemption Price in cash, or (ii) the equivalent value of the Series B Redemption Price in the same form of consideration paid by the acquirer to the holders of Class A Common (i.e. in cash, securities, property or any combination thereof). In the case of an Acquisition by a company which has a class of equity securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, unless the acquirer elects otherwise, the Series B Redemption Price shall be paid in the same form of consideration paid by the acquirer to the holders of Class A Common, (i.e. in cash, securities, property or any combination thereof).

E.6.4.	In the event the Liquidity Event is an Initial Public Offering, upon receipt by the Corporation of advice from its underwriters that in order to facilitate the proposed Initial Public Offering less than all (or none) of the Series B Redemption Price should be paid in cash, the Corporation and the holders of the Series B Preferred Stock shall mutually agree upon the manner, form and timing of payment of the Series B Redemption Price.

E.6.5.	The holder of any shares of Series B Preferred Stock being redeemed pursuant to this Section 6 of Part E of these Articles shall be entitled to receive payment of the Series B Redemption Price for such shares at such time as, and shall not be entitled to receive payment of the Series B Redemption Price for such shares until, such holder shall cause to be delivered to the Corporation’s office at the address specified in Article Two hereof (or to any bank or trust company with which the Corporation has deposited the monies or other consideration necessary to effect the redemption of such shares in accordance with Section 6.6 of Part E of these Articles) (i) the certificates representing such shares of Series B Preferred Stock and (ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Series B Preferred Stock free of any adverse interest.

E.6.6.

If the funds of the Corporation legally available for redemption of the Series B Preferred Stock are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to this Section 6 of Part E of these Articles, then those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Series B Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Series B Preferred Stock the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of such shares (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Series B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Series A Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem.

E.6.7.	The Corporation may deposit for the pro rata benefit of the holders of the shares of Series B Preferred Stock being redeemed the funds or other consideration necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies or other consideration so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Series B Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 6.7 of Part E of these Articles shall be paid from time to time to the Corporation for its own account.

E.6.8.	Upon the deposit of funds or other consideration pursuant to Section 6.7 of Part E of these Articles in respect of shares of Series B Preferred Stock being redeemed, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the Series B Redemption Date, and all rights of the holders of the shares of Series B Preferred Stock being redeemed shall cease and terminate, excepting only the right to receive the Series B Redemption Price therefor, without interest. Shares of Series B Preferred Stock that have been redeemed shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

E.6.9.	Once the Series B Redemption Price has been paid by the Corporation with respect to shares of Series B Preferred Stock being redeemed pursuant to this Section 6 of Part E of these Articles (including, without limitation, by deposit in accordance with Section 6.7 of Part E of these Articles), such shares of Series B Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

E.6.10.	When shares are redeemed pursuant to this Section 6 of Part E of these Articles, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption, and (ii) such redemption would not result in an Event of Default.

E.7.	No Conversion Rights. The holders of the shares of Series B Preferred Stock shall have no right to convert any such shares into shares of any other class or series of capital stock of the Corporation, or into rights, options or warrants to subscribe for or purchase shares of any other class or series of capital stock of the Corporation

F. UNDESIGNATED PREFERRED STOCK

The Undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Undesignated Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the Commonwealth of Pennsylvania (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, voting rights, privileges, options, conversion rights and other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	the designation of the series, which may be by distinguishing number, letter or title;

(b)	the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)	whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(d)	the dates at which dividends, if any, shall be payable;

(e)	the redemption rights and price or prices, if any, for shares of the series;

(f)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g)	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)

whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(i)	restrictions on the issuance of shares of the same series or of any other class or series; and

(j)	the voting rights, if any, of the holders of shares of the series.

Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes (subject to the limitations set forth in these Articles), and holders of Undesignated Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the votes entitled to be cast by the holders of a majority of the outstanding Common Stock, voting as one class, without a vote of the holders of the Undesignated Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE FIVE

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE SIX

The Corporation shall have perpetual existence.

ARTICLE SEVEN

The shareholders of the Corporation shall not be entitled to cumulate their votes for the election of directors.